Exhibit 10.38

AMENDMENT ___TO SYSTEMS INTEGRATOR AGREEMENT
This Amendment Number 11 (“Amendment”) is made by and between Cisco Systems, Inc (“Cisco”), a California company, having its principal place of business at 170 West Tasman Drive, San Jose, California 95134, U.S.A OR Cisco Systems International BV, (“Cisco”), a Dutch corporation having its principal place of business at Haarlerbergpark, Haarlerbergweg 13-19, 1101-CH Amsterdam, The Netherlands and INX Inc., a Delaware corporation having its principal place of business at 1955 Lakeway Drive, Suite 220, Lewisville, TX 75057 (“Integrator”), and is effective as of the date last written below (the “Amendment Effective Date”).
WHEREAS, Cisco and Integrator have previously entered into a Systems integrator Agreement dated November 13, 2001, including amendments to that agreement, if any (the “Agreement”); and
WHEREAS, Integrator is interested in reselling Cisco’s Technical Knowledge Library (“TKL”) through Cisco Brand Resale (“CBR”);
NOW WHEREFORE, the parties agree to amend the Agreement as follows:
1)	Section 1.0, Definitions, [Appendix___OR Exhibit___], Cisco Brand Resale. The definition of Advanced Services is hereby modified as follows:

“Advanced Services” means the Cisco proactive brand Services including but not limited to Focused Technical Support, Network Optimization Support, Technology Application Support and Technical Knowledge Library.

2)	Section 5.0, Integrator Rights and Obligations, [Appendix OR Exhibit___], Cisco Brand Resale. The following additional obligation is hereby added:

5.2.c) Prior to accepting a purchase order from an End User for Cisco’s Technical Knowledge Library, Integrator shall ensure that the End User understands the additional End User obligations shown in Attachment A.

3)	Discounting. The price of Technical Knowledge Library Services to Integrator shall be those set forth in a written price quotation submitted by Cisco less the applicable Advanced Services discount of ten (10%) percent.
All other terms and conditions of the Agreement remain unchanged and in full force and effect. This Amendment and the Agreement as amended comprise the complete agreement between the parties hereto regarding this subject matter. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. In the event of a conflict between the Agreement and this Amendment, this Amendment will prevail with regard to the subject matter herein.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Amendment.

CISCO CONFIDENTIAL

INX Inc.	(“Integrator”)	Cisco Systems, Inc. (“Cisco”) OR Cisco Systems International BV, (“Cisco”)

By:	/s/ Paul Klotz	By:	/s/ Steve Earnshaw

	its authorized representative		its authorized representative

Printed Name:	Paul Klotz	Printed Name:	Steve Earnshaw

Title:	Vice President	Title:	Managar, Advanced Services

Date of signature:	April 6, 2007	Date of signature:	April 10, 2007

CISCO CONFIDENTIAL

Attachment 1: TKL Additional End User Obligations
1)	End User agrees that all rights, title, and interest in and to the Services, the Content, Cisco Content Engine and all Intellectual Property Rights therein, shall be and remain the exclusive property of Cisco, its suppliers and licensors.

2)	End User agrees to comply with the following TKL license terms:

Grant. Subject to the terms and conditions of the Service Description, Cisco grants End User a limited, non-exclusive, revocable, non-sublicensable, and non-transferable license to access and use the Cisco Content Engine and Content during the term of Service by the . number of Authorized Viewers, solely for End User’s Internal Use Purposes and under the restrictions below. No other license is granted by Cisco under the Service Description directly, by implication, estoppel, or otherwise.

Specific Limitations.
(a)	End User and Authorized Viewers may not copy, print, distribute, modify, alter, abbreviate, truncate, edit, adapt, reformat, or prepare derivative works of any element of the Content.

(b)	End User will not attempt to, or circumvent, any Cisco implemented technical measures intended to prevent unauthorized use of the Content, Content Engine or the Services.

(c)	End User will not (a) separate any Bumper Clips from their associated Multimedia Clips, either by deleting such Bumper Clips or by inserting video clips or other content between any Bumper Clip and its associated Multimedia Clip; or (b) “re-brand” the Content by displaying any element of the Content in a manner that suggests that a person or entity other than Cisco (operating through its “eCommunications,” “on Business Network,” or any successor brand) or its supplier or licensor is the originator of such element.
Proprietary Notices. End User will not remove, delete, modify, or obscure any copyright or proprietary notices that appears in the Cisco Content Engine, any Software, Content, or Documentation.
General Restrictions. Except, and solely to the extent, as may be authorized by applicable law, End User shall have no right, and End User specifically agrees not to: (a) transfer or assign its license rights to any other person or entity, and End User acknowledges that any attempted transfer, assignment, or use shall be void; (b) make error corrections to or otherwise modify or adapt the Software or create derivative works based upon the Software; or (c) decompile, disassemble, or reverse engineer any Software provided with the Services or otherwise associated with the Services, or resell any element of the Services, or make copies of the Documentation other than as expressly permitted in the Service Description.
3)	End User agrees that within ten (10) days of the expiration or termination of these Services, End User shall (a) return and deliver to Cisco the Cisco Content Engine in good condition, normal wear and tear excepted, F.O.B. destination Cisco San Jose, unless otherwise agreed upon by the parties in writing; and (b) delete or destroy any copies of Content that End User downloaded, as permitted per the Service Description.

CISCO CONFIDENTIAL